UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2006

RF MONOLITHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24414	75-1638027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

4441 Sigma Road

Dallas, Texas 75244

(Address of principal executive offices, including zip code)

(214) 233-2903

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends Item 9.01 of the Registrant’s Current Report on Form 8-K filed on September 19, 2006 to provide the financial statements and pro forma financial information required by Item 9.01. The remaining items have not been amended herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Historical Audited Financial Statements of Cirronet Inc.:

Independent Auditors’ Report

Balance Sheets as of December 31, 2005 and 2004

Statements of Income (Loss) for the years ended December 31, 2005 and 2004

Statements of Stockholders’ Equity for the years ended December 31, 2005 and 2004

Statements of Cash Flows for the years ended December 31, 2005 and 2004

Notes to Financial Statements

Historical Unaudited Financial Statements of Cirronet Inc.:

Unaudited Balance Sheets as of June 30, 2006 and 2005

Unaudited Statements of Income for the six months ended June 30, 2006 and 2005

Unaudited Statements of Cash Flow for the six months ended June 30, 2006 and 2005

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Balance Sheets as of May 31, 2006 for the Company and June 30, 2006 for Cirronet

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheets as of May 31, 2006 for the Company and June 30, 2006 for Cirronet

Pro Forma Condensed Consolidated Statements of Operations – Unaudited – for the Nine Months ended May 31, 2006 for the Company and June 30, 2006 for Cirronet

Notes to Pro Forma Condensed Consolidated Statements of Operations – Unaudited – for the Nine Months ended May 31, 2006 for the Company and June 30, 2006 for Cirronet

Pro Forma Condensed Consolidated Statements of Operations – Unaudited – for the Twelve Months ended August 31, 2005 for the Company and September 30, 2005 for Cirronet

Notes to Pro Forma Condensed Consolidated Statements of Operations – Unaudited – for the Twelve Months ended August 31, 2005 for the Company and September 30, 2005 for Cirronet

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of August 24, 2006, by and among the Company, CI Acquisition, Inc., Cirronet and certain other parties thereto (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated August 24, 2006)

10.1	Employment Agreement, dated as of August 24, 2006, between the Company and Robert M. Gemmell (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated August 24, 2006)

23.1	Consent of Tauber & Balser, P.C. (filed herewith)

99.1	Registrant’s press release dated September 19, 2006 (previously furnished)

CIRRONET INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Cirronet Inc.

Norcross, Georgia

We have audited the accompanying balance sheets of Cirronet Inc. as of December 31, 2005 and 2004, and the related statements of income (loss), stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cirronet Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ TAUBER & BALSER, P.C.

March 10, 2006

i

CIRRONET INC.

BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

ASSETS

	2005	2004
CURRENT ASSETS
Cash	$354,058	$431,569
Accounts receivable, net of allowance for doubtful accounts and returns of $15,906 and $20,012, respectively	1,058,406	1,532,801
Inventories, net	1,504,574	1,450,718
Deferred income taxes	217,579	132,249
Prepaid expenses	69,133	69,103

TOTAL CURRENT ASSETS	3,203,750	3,616,440

PROPERTY AND EQUIPMENT, NET	286,185	134,924

OTHER ASSETS
Intangible assets, net	183,091	165,593
Deferred income taxes	81,924	167,254
Deposits	22,919	11,249

	287,934	344,096

TOTAL ASSETS	$3,777,869	$4,095,460

CIRRONET INC.

BALANCE SHEETS (CONTINUED)

DECEMBER 31, 2005 AND 2004

LIABILITIES AND STOCKHOLDERS' EQUITY

	2005	2004
CURRENT LIABILITIES
Line of credit - related party	$200,000	$—
Current portion on note payable	80,131	—
Capital lease obligations, current portion	34,302	—
Accounts payable	667,751	681,693
Accrued expenses	183,182	248,237
Income taxes payable	1,000	4,267

TOTAL CURRENT LIABILITIES	1,166,366	934,197

Note payable, net of current portion	100,120	—
Capital lease obligations, net of current portion	136,424	—
Deferred rent obligation	54,637	—

TOTAL OTHER LIABILITIES	291,181	—

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value; 40,000,000 shares authorized, 6,623,718 shares issued and outstanding at December 31 2005, 8,320,218 shares issued at December 31, 2004	66,237	83,202
Additional paid-in capital	1,373,776	2,327,361
Retained earnings	880,309	1,734,250
Treasury stock, 0 and 1,696,500 shares at cost, respectively	—	(983,550)

TOTAL STOCKHOLDERS’ EQUITY	2,320,322	3,161,263

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,777,869	$4,095,460

The accompanying notes are an integral part of these financial statements.

CIRRONET INC.

STATEMENTS OF INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
PRODUCT SALES AND SERVICE REVENUES, NET	$10,404,594	$10,663,108
COST OF REVENUES, including charges for obsolescence reserve of $87,953 and $260,957 in 2005 and 2004, respectively	6,112,388	5,979,096

GROSS PROFIT	4,292,206	4,684,012

OPERATING EXPENSES
Research and development	1,880,064	1,676,157
Sales and marketing	2,124,449	1,940,552
General and administrative	1,106,213	1,038,670

	5,110,726	4,655,379

OPERATING INCOME (LOSS)	(818,520)	28,633

OTHER INCOME (EXPENSE)
Interest income	1,033	7,650
Interest expense	(41,609)	(19,292)
Gain on disposal of property and equipment	6,155	—

	(34,421)	(11,642)

INCOME (LOSS) BEFORE INCOME TAXES	(852,941)	16,991

INCOME TAX EXPENSE (BENEFIT)	1,000	(6,432)

NET INCOME (LOSS)	$(853,941)	$23,423

The accompanying notes are an integral part of these financial statements.

CIRRONET INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common Stock		Additional Paid-in Capital	Retained Earnings	Treasury Stock	Note Receivable from Former Employee for Exercise of Stock Options	Total Stockholders' Equity
	Shares	Amount
Balances, January 1, 2004	7,399,858	$73,999	$1,895,641	$1,710,827	$(636,000)	$(165,079)	$2,879,388
						—	—
Exercise of stock options	920,360	9,203	400,174	—	—	—	409,377
Tax benefits applicable to the exercise of stock options	—	—	21,425	—	—	—	21,425
Interest on note receivable	—	—	10,121	—	—	(10,121)	—
Purchase of treasury stock	—	—	—	—	(347,550)	—	(347,550)
Collection of note receivable	—	—	—	—	—	175,200	175,200
Net income	—	—	—	23,423	—	—	23,423

Balances, December 31, 2004	8,320,218	83,202	2,327,361	1,734,250	(983,550)	—	3,161,263
Retirement of treasury stock	(1,696,500)	(16,965)	(966,585)	—	983,550	—	—
Stock options issued in connection with short-term debt			13,000				13,000
Net loss	—	—	—	(853,941)	—	—	(853,941)

Balances, December 31, 2005	6,623,718	$66,237	$1,373,776	$880,309	$—	$—	$2,320,322

The accompanying notes are an integral part of these financial statements.

CIRRONET INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(853,941)	$23,423

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization:
Property and equipment	94,965	142,635
Intangible assets	45,455	25,923
Deferred income taxes	—	(32,122)
Tax benefit for stock options	—	21,425
Gain on sale of property and equipment	(6,157)	—
Interest expense from issuance of stock options in connection with short-term debt	13,000
Changes in:
Accounts receivable	474,395	93,427
Inventories	(53,856)	(191,796)
Prepaid expenses	(30)	17,733
Deposits	(11,670)	5,018
Accounts payable	(13,942)	50,167
Accrued expenses	(65,055)	55,293
Income taxes payable	(3,267)	4,267
Deferred rent obligation	54,637	—

Total adjustments	528,475	191,970

Net cash provided by (used in) operating activities	(325,466)	215,393

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(70,563)	(42,287)
Purchases of intangible assets	(41,282)	(103,351)
Proceeds from sale of property and equipment	6,500	—

Net cash used in investing activities	(105,345)	(145,638)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in line of credit	200,000	(500,000)
Proceeds from note payable	228,329	—
Payments on note payable	(69,749)	—
Payments on obligations under capital leases	(5,280)	(21,842)
Purchase of treasury stock	—	(112,350)
Proceeds from exercise of stock options	—	349,377

Net cash provided by (used in) financing activities	353,300	(284,815)

NET DECREASE IN CASH	(77,511)	(215,060)
CASH, BEGINNING OF YEAR	431,569	646,629

CASH, END OF YEAR	$354,058	$431,569

The accompanying notes are an integral part of these financial statements.

CIRRONET INC.

STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$28,609	$19,292

Cash paid for income taxes	$6,500	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During 2005 the Company purchased $176,006 of property and equipment under capital lease and recorded a related obligation.

During 2005 the Company incurred $21,671 in loan costs in connection with obtaining a loan with a bank. Loan costs reduced the amount of proceeds received under the note.

During 2005 the Company cancelled treasury stock of $983,550, of which $16,965 reduced common stock and $966,585 reduced additional paid-in capital.

During 2004 a former employee purchased 150,000 shares of the Company’s common stock, through the exercise of stock options, for a total exercise price of $60,000. Concurrent with the exercise, the Company repurchased the stock for a total price of $105,000, resulting in a net cash payment by the Company of $45,000.

During 2004 the Company repurchased 346,500 shares of its common stock from the estate of a former employee for a total price of $242,550. In conjunction with the repurchase, the employee retired its note receivable for exercise of employee stock options in the amount of $175,200, resulting in a net cash payment by the Company of $67,350.

The accompanying notes are an integral part of these financial statements.

CIRRONET INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Cirronet Inc. (the “Company”) specializes in wireless networking solutions for difficult or high-multipath and noisy RF environments. OEMs, network designers and systems integrators use Cirronet products for critical industrial and commercial applications. Cirronet is also setting new performance standards in areas that lack wired broadband communications. Our WaveBolt™ fixed wireless Internet access system offers cost-effective, straightforward deployment for wireless ISPs and their customers.

The Company’s customers are spread across the United States and Europe and the Company derives a substantial portion of its revenues from one product. Typical lives for wireless telecommunications products range from three to five years. The Company grants credit to its customers and generally requires no collateral. For 2005 and 2004, approximately 28% and 33%, respectively, of the Company’s net revenues were to international customers.

The markets for the Company’s products are characterized by significant risk as a result of rapid changes in technology, competitors with significant financial resources, frequent new product and service introductions, and mergers and acquisition activity in the telecommunications equipment industry. Furthermore, the Company’s business is also subject to additional significant risks such as availability of capital, dependency on major customers and suppliers, protection of intellectual property rights, dependence on key personnel, and new laws or regulations affecting the telecommunications equipment industry. As a result, negative developments in the Company’s markets or in managing these risks could have an adverse effect on the Company’s financial position, results of operations, and liquidity.

In January 2003 a regulation was passed prohibiting the sale in Europe of certain electronic equipment containing lead. This regulation is effective for all sales in Europe after July 1, 2006 and would apply to many but not all the Company’s products. During 2004 and 2005 the Company made significant progress in phasing out the lead-based products in its inventory and is currently shipping certain lead-free products to its key customers in Europe and plans to have lead-free versions of every product it sells in Europe by the July 1st deadline. At the current time, the Company’s main contract manufacturer is assembling products using both lead and lead-free parts, as there is still a viable market in the United States for products containing lead. At December 31, 2005 and 2004, the Company has provided a reserve for excess quantities of lead-based products that it does not expect to utilize. At this time the Company believes the lead-free initiative will not have a material effect on its financial condition as inventory containing lead-based parts will be consumed by domestic customers who do not require lead-free products.

Cash Concentration

The Company maintains its cash balances in one financial institution. At times, the Company’s cash holdings may exceed federally-insured limits. The Company believes no significant concentration of credit risk exists with respect to these cash holdings.

CIRRONET INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenue from the sale of products is recognized at the time of shipment. Revenues from services and development contracts are recognized as services are performed.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. The amount of the accounting loss that the Company is at risk for these unsecured accounts receivable is limited to their carrying value, which is $1,058,406 at December 31, 2005. The Company provides an allowance for doubtful accounts and records bad debts based on a periodic review of accounts receivable and the collectibility of each account. Certain of the Company’s contractual arrangements allow for limited rights of return. Management of the Company has provided an allowance for expected returns related to these customers based on historical return rates and expected future returns on sales to these customers.

Inventories, Net

Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. The Company provides an allowance for inventory obsolescence based upon the review of the composition, quantity, and expected future usage or sales of inventories, including expected sales prices.

Property and Equipment

Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Vehicles	5 years
Furniture and fixtures	5-7 years
Machinery and equipment	5-7 years
Software	3-5 years
Computer equipment	3-5 years

Assets acquired under capital leases are amortized using the straight-line method over the estimated useful lives of the assets or the lease term, whichever is shorter. Amortization of assets held under capital leases is included in depreciation. Leasehold improvements are amortized using the straight-line method over the shorter of the term of the lease or the estimated useful life of the asset.

Intangible Assets

Intangible assets include patents and product certifications which are amortized over the lives of the patents or the estimated lives of the product certifications, which are 17 and 5 years, respectively. Deferred loan costs were costs incurred to obtain the note payable discussed in Note F. These costs are amortized using the straight-line method over the life of the loan, which is 3 years.

CIRRONET INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

The Company evaluates the carrying amount of its long-lived assets, principally property and equipment and amortizable intangibles, whenever events or changes in circumstances indicate that the carrying value of the assets may be impaired. An impairment loss is considered when estimated undiscounted cash flows expected to result from the use of the assets, including disposition, is less than the carrying value of the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value exceeds the fair value of the assets, as measured by discounted cash flows over the remaining life of the assets.

Warranty Costs

The Company warrants its products against defects in design, materials and workmanship for periods up to 1 1/2 years. A provision for estimated future costs relating to warranty obligations is recorded when the products are shipped based on historical experience.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit and net operating loss carryforwards. Deferred income taxes primarily result from tax reporting carryforwards, and accrued expenses and reserve accounts. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date.

Stock-Based Compensation

At December 31, 2005 and 2004, the Company has a stock-based employee compensation plan. The Company applies the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related interpretations in accounting for options issued to its employees rather than Statement of Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation (“SFAS 123”). In accordance with APB 25, since the exercise price of the options issued equaled the fair market value of the Company’s stock on the date of grant, no compensation expense was reflected in the Company’s statements of income (loss). In December 2005, the FASB issued FASB Statement No. 123R, “Share Based Payment,” which replaces APB No. 25 and SFAS No. 123. The change is effective for nonpublic entities as of the beginning of the first annual reporting period that begins after December 15, 2005. SFAS No. 123R requires companies to recognize in financial statements the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards.

CIRRONET INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (Continued)

Financial Accounting Standards Board Statement No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure (“SFAS 148”), requires the Company to provide pro forma information regarding net income (loss) as if compensation cost had been determined in accordance with the fair value-based method prescribed in SFAS 123.

	2005	2004
Net income (loss), as reported	$(853,941)	$23,423
Plus: Stock based compensation determined under APB 25, net of tax	—	—
Less: Stock based compensation determined under fair value method, net of tax	(28,225)	(30,267)

Pro forma net loss	$(882,166)	$(6,844)

The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted average assumptions for 2005 and 2004: risk free interest rate of 4%; expected life of five years; no dividend yield and no volatility.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development

Research and development costs consist principally of compensation and benefits paid to certain Company employees and allocated indirect costs. All research and development costs are expensed as incurred.

Advertising Costs

Advertising costs are expensed as incurred. For the years ended December 31, 2005 and 2004 advertising expenses were $124,617 and $168,169, respectively.

CIRRONET INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE B – INVENTORIES, NET

Inventories consist of the following at December 31, 2005 and 2004:

	2005	2004
Raw materials and purchased parts	$779,391	$697,303
Work in process	92,644	272,417
Finished goods	720,492	741,955

	1,592,527	1,711,675
Allowance for inventory obsolescence	(87,953)	(260,957)

Inventories, net	$1,504,574	$1,450,718

NOTE C – PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following at December 31, 2005 and 2004:

	2005	2004
Vehicles	$4,792	$25,496
Furniture and fixtures	76,834	76,834
Leasehold improvements	31,845	—
Machinery and equipment	705,537	576,878
Software	138,710	138,710
Computer equipment	299,395	213,330

	1,257,113	1,031,248
Accumulated depreciation	(970,928)	(896,324)

Property and equipment, net	$286,185	$134,924

NOTE D – INTANGIBLE ASSETS, NET

Intangible assets consist of the following at December 31, 2005 and 2004:

	2005	2004
Certifications	$213,951	$172,669
Patents	44,034	44,034
Deferred loan costs	21,671	—

	279,656	216,703
Accumulated amortization	(96,565)	(51,110)

Intangible assets, net	$183,091	$165,593

CIRRONET INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE D – INTANGIBLE ASSETS, NET (CONTINUED)

Amortization expense associated with these assets was $45,455 and $25,923 for the years ended December 31, 2005 and 2004, respectively. Estimated amortization expense for each of the next five years and thereafter is as follows:

2006	$52,604
2007	52,497
2008	41,981
2009	20,798
2010	7,728
Thereafter	7,483

Total	$183,091

NOTE E – LINE OF CREDIT, BANK

During 2004 the Company had available two revolving credit facilities with a commercial bank, which were paid in full in November 2004. In January 2005 the Company secured a new revolving credit facility with a commercial bank. The revolving credit facility allows for advances to be used for working capital purposes of up to 75% of eligible accounts receivable, as defined in the agreement, or a maximum borrowing of $1 million. These advances will accrue interest at the bank’s prime rate, with interest payable monthly and all accrued interest and principal outstanding due in full in January 2006. As of the maturity date, the line was closed and, thus, no funds were available to the Company under the line. The Company is presently negotiating terms under a new line of credit with the bank. The line of credit and note payable discussed in Note F are secured by all assets of the Company and are subject to certain financial and operating covenants as specified in the agreement. The Company had $0 outstanding under its revolving credit facilities as of December 31, 2005 and 2004. At December 31, 2005, the Company was not in compliance with two of its financial covenants, but has obtained a waiver from the bank.

NOTE F – NOTE PAYABLE

In January 2005 the Company obtained a term loan, in connection with the line of credit discussed in Note E above, in the amount of $250,000 to finance equipment and similar asset purchases. The note payable to a bank bears interest at the bank’s prime rate plus 1% with payments of principal and interest due monthly through January 2008. At December 31, 2005 approximately $180,000 was outstanding under the note payable, with principal maturities due as follows:

2006	$80,131
2007	86,850
2008	13,270

$180,251

CIRRONET INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE G – LETTER OF CREDIT

In connection with the non-cancelable operating lease for office and warehouse space, as discussed in Note H, the Company is required to provide an irrevocable letter of credit in the amount of $100,000. The letter of credit was obtained from a commercial bank. The letter of credit will be payable to the lessor in the event that the Company is in default on the lease as specified in the lease agreement.

NOTE H – LEASE COMMITMENTS AND EXPENSE

Operating Leases

The Company leases office and warehouse space and certain equipment under non-cancelable operating lease agreements which expire at various dates through February 2011. The Company is required to maintain a letter of credit as discussed in Note G.

Future minimum lease payments for the years ended December 31 are as follows:

2006	$125,901
2007	181,792
2008	185,048
2009	190,289
2010	195,658
2011	33,126

$911,814

Rent expense under all lease agreements for the years ended December 31, 2005 and 2004 was approximately $152,000 and $144,000, respectively.

Capital Leases

The Company leases machinery and equipment under capital leases expiring in periods through August 2010. Assets and liabilities under capital leases have been recorded in the accompanying financial statements at the present value of future minimum lease payments.

The following is a summary of machinery and equipment held under capital leases at December 31, 2005 and 2004:

	2005	2004
Property and equipment acquired under capital lease	$310,075	$129,069
Accumulated depreciation	(135,489)	(108,856)

	$174,586	$20,213

CIRRONET INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE H – LEASE COMMITMENTS AND EXPENSE (CONTINUED)

Minimum future lease payments under the capital leases are as follows:

2006	$63,308
2007	69,064
2008	67,495
2009	27,373
2010	17,451

Total minimum lease payments	244,691
Amount representing interest	73,965

Present value of minimum lease payments	170,726
Current portion	34,302

Long term portion	$136,424

NOTE I – RETIREMENT PLAN

The Company maintains a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code (the “Plan”). Employees are eligible to participate the first month of the quarter following their date of hire. The Plan allows participants to contribute by salary reduction up to 25% of eligible compensation, subject to Internal Revenue Service limitations. The Plan also provides for discretionary employer matching contributions. The Company made no contributions to the Plan for the years ended December 31, 2005 and 2004.

NOTE J – INCOME TAXES

The components of income taxes for the years ended December 31, 2005 and 2004 are as follows:

	2005	2004
Federal income taxes (benefit):
Current	$850	$18,211
Deferred	—	(27,635)

	850	(9,424)

State income taxes (benefit):
Current	150	7,481
Deferred	—	(4,489)

	150	2,992

Total income tax expense (benefit)	$1,000	$(6,432)

CIRRONET INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE J – INCOME TAXES (CONTINUED)

Significant reconciling items between the recorded income taxes and the income tax expense or benefit computed using the statutory Federal income tax rate (34%) for the years ended December 31, 2005 and 2004 consists primarily of the change in the valuation allowance disclosed above, research and experimentation credits and an extraterritorial income exclusion.

Significant components of the Company’s deferred income tax assets as of December 31, 2005 and 2004 are as follows:

	2005	2004
Deferred income tax assets:
Current:
Accrued expenses and reserve accounts	$82,960	$132,249
Net operating loss carryforward	216,543	—

	299,503	132,249
Valuation allowance	(81,924)	—

	217,579	132,249

Long-term:
Property and equipment	(24,462)	(14,584)
Net operating loss carryforward	158,284	—
Research and experimentation credit carryforward	349,737	251,794
Other	26,377	20,044

	509,936	257,254
Valuation allowance	(428,012)	(90,000)

	81,924	167,254

Total deferred income tax assets, net of valuation allowance	$299,503	$299,503

In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some portion or all the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences and carryforwards become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. At December 31, 2005 and 2004, a valuation allowance has been provided for the amount of the deferred tax assets that management believes it is more likely than not will not be realized.

At December 31, 2005, the Company has available net tax operating loss carryforwards of approximately $937,000. These carryforwards expire in 2025. Also, at December 31, 2005, the Company has research and experimentation credits available for carryforward of approximately $350,000, which expire at various periods through the year 2025.

CIRRONET INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE K – STOCKHOLDERS’ EQUITY

Stock Options

The Company maintains an incentive stock option plan and also issues nonqualified stock options for the benefit of directors, officers and employees. Options are granted at fair value at the time of grant as determined by the Company’s Board of Directors, generally vest over four years, and are exercisable over periods of up to ten years. At December 31, 2005 there were 3,270,000 shares reserved for issuance under the Company’s incentive stock option plan.

The following summarizes stock option activity for the years ended December 31, 2005 and 2004:

	2005		2004
	Shares	Weighted- average exercise price	Shares	Weighted- average exercise price
Outstanding, beginning of year	3,469,140	$0.49	4,255,830	$0.47
Granted	200,000	0.70	342,500	0.64
Exercised	—	—	(920,360)	(0.44)
Canceled or Expired	(292,500)	0.50	(208,830)	(0.61)

Outstanding, end of year	3,376,640	0.49	3,469,140	0.49

At December 31, 2005 and 2004, the number of options exercisable was 2,764,640 and 2,858,890, respectively. The per share weighted average fair value of stock options granted during 2005 and 2004 were $0.13 and $0.12, respectively.

The following table summarizes information about stock options outstanding at December 31, 2005:

Options Outstanding			Options Exercisable
Number outstanding at 12/31/05	Weighted average remaining contractual life (in years)	Weighted average exercise price	Number exercisable at 12/31/05	Weighted average exercise price
915,000	2.01	$0.40	915,000	$0.40
34,000	2.98	0.43	34,000	0.43
82,500	1.67	0.44	82,500	0.44
1,855,140	5.19	0.50	1,533,140	0.50
100,000	8.11	0.53	25,000	0.53
390,000	9.22	0.70	175,000	0.70

3,376,640	4.77	0.49	2,764,640	0.48

CIRRONET INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE K – STOCKHOLDERS’ EQUITY (CONTINUED)

Note Receivable From Former Employee

Note receivable from the estate of a former employee for stock options in the amount of $175,200, including accrued interest, which resulted from the exercise of stock options for a full-recourse promissory note during the year ended December 31, 2000, was fully satisfied during 2004 in conjunction with the Company’s purchase of treasury stock.

NOTE L – RELATED PARTY LINE OF CREDIT

On July 1, 2005 the Company obtained a line of credit with a related party (a company whose owner is an approximate 23% shareholder and director of Cirronet). The line of credit allows for advances to be used for operating purposes with an available line up to $1 million. Advances will accrue interest at a rate of prime plus 2%, as determined quarterly. The line is secured by a secondary security interest in all assets of the Company after the primary collateral holder discussed in Notes E and F. In conjunction with the loan, the related party was awarded 100,000 stock options of the Company at an exercise price of $.70, which vested upon execution of the line of credit agreement and has a contractual life of 10 years. The value of these stock options as computed using the Black-Scholes option pricing method, or $13,000, has been included in interest expense in the Company’s statements of income (loss). The line of credit matures on December 31, 2008, with annual renewals at the option of Cirronet. At each renewal date, the related party will receive an additional 100,000 stock options of the Company that will vest upon issuance. At December 31, 2005 the amount outstanding on the line of credit was $200,000.

NOTE M – MAJOR CUSTOMERS AND SUPPLIERS

The Company had sales to two customers totaling approximately $2,624,000, or 25% of net revenues, for the year ended December 31, 2005. The Company had sales to three customers totaling approximately $4,325,000, or 41% of net revenues, for the year ended December 31, 2004. The accounts receivable due from these major customers was approximately $165,000 and $638,000 at December 31, 2005 and 2004, respectively.

The Company purchased from two vendors approximately $4,632,000 during 2005, which comprised 88% of total purchases. The Company purchased from one vendor approximately $4,224,000 during 2004, which comprised 85% of total purchases. Accounts payable to these major vendors was approximately $510,000 and $360,000 at December 31, 2005 and 2004, respectively.

NOTE N – CONTINGENCY

During 2005 the Company began selling a new wireless product to Sonic, Inc. (“Sonic”) for use in a wireless point of sale application. After Sonic selected the Company as their new primary vendor, a series of disputes escalated between Sonic and Aerocomm, Inc. (“Aerocomm”), Sonic’s previous vendor, resulting in Sonic filing a lawsuit against Aerocomm in September 2005.

CIRRONET INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE N – CONTINGENCY (CONTINUED)

Aerocomm filed a countersuit against Sonic in October 2005 and named the Company as a 3rd party defendant. Aerocomm’s complaints against the Company fall generally into two categories: (1) Sonic and the Company allegedly conspired to exclude Aerocomm from certain markets (anti-trust related claims) and (2) the Company misappropriated trade secrets and proprietary technology from Aerocomm.

The Company denies the allegations of the suit and intends to vigorously defend the case. The suit is currently in the discovery phase. There can be no assurance, however, that the Company will be successful in its defense or that the final resolution of this matter will not have a material adverse effect on the Company’s financial condition or results of operations. Management, after consulting with legal counsel, is unable to reasonably estimate potential loss or range thereof, if any.

CIRRONET INC.

FINANCIAL STATEMENTS (unaudited)

FOR THE 6 MONTHS ENDED JUNE 30, 2006 AND 2005

CIRRONET INC.

BALANCE SHEETS (unaudited)

FOR THE 6 MONTHS ENDED JUNE 30, 2006 AND 2005

ASSETS

	June 30, 2006	June 30, 2005
CURRENT ASSETS
Cash	$867,109	$365,189
Accounts receivable	960,696	850,148
Inventories, net	1,285,232	1,493,899
Deferred income taxes	217,579	132,249
Prepaid expenses	43,949	106,218

TOTAL CURRENT ASSETS	3,374,565	2,947,703

PROPERTY AND EQUIPMENT, NET	272,310	100,242

OTHER ASSETS
Intangible assets, net	214,988	150,093
Deferred income taxes	81,924	167,254
Deposits	22,919	27,771

	319,831	345,118

TOTAL ASSETS	$3,966,706	$3,393,063

CIRRONET INC.

BALANCE SHEETS(CONTINUED)

FOR THE 6 MONTHS ENDED JUNE 30, 2006 AND 2005

LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30, 2006	June 30, 2005
CURRENT LIABILITIES
Current portion on notes and leases payable	$111,526	$78,314
Accounts payable	938,256	741,828
Other accrued liabilities	150,349	121,946

TOTAL CURRENT LIABILITIES	1,200,131	942,088

Notes and leases payable	187,946	133,798
Deferred rent obligation	84,740	—

TOTAL OTHER LIABILITIES	272,686	133,798

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value; 40,000,000 shares authorized	66,487	66,237
Additional paid-in capital	1,374,618	1,360,776
Retained earnings	1,052,784	890,164

TOTAL STOCKHOLDERS’ EQUITY	2,493,889	2,317,177

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,966,706	$3,393,063

2

CIRRONET INC.

STATEMENTS OF INCOME (unaudited)

FOR THE 6 MONTHS ENDED JUNE 30, 2006 AND 2005

	June 30, 2006	June 30, 2005
PRODUCT SALES AND SERVICE REVENUES, NET	$6,145,599	$4,110,616

COST OF REVENUES	3,596,505	2,330,623

GROSS PROFIT	2,549,094	1,779,993

OPERATING EXPENSES
Research and development	885,592	981,436
Sales and marketing	894,781	1,094,344
General and administrative	567,697	540,694

	2,348,070	2,616,474

OPERATING INCOME (LOSS)	201,024	(836,481)

OTHER INCOME (EXPENSE)
Interest income	479	636
Interest expense	(29,028)	(8,240)
Gain on disposal of property and equipment	—	—

	(28,549)	(7,604)

INCOME (LOSS) BEFORE INCOME TAXES	172,475	(844,085)

INCOME TAX EXPENSE	—	—

NET INCOME (LOSS)	$172,475	$(844,085)

3

CIRRONET INC.

STATEMENTS OF CASH FLOWS (unaudited)

FOR THE 6 MONTHS ENDED – JUNE 30, 2006 AND 2005

	June 30, 2006	June 30, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$172,475	$(844,085)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization:
Property and equipment	73,352	82,000
Intangible assets	—	—
Provision for Doubtful Accounts	37,289	(6,023)
Provision for Inventory Obsolescence	(18,117)	40,500
Other Current Assets	25,184	(37,115)
Interest expense from issuance of stock options in connection with short-term debt	—	—
Changes in:
Accounts receivable	58,990	688,675
Inventories	237,457	(83,681)
Prepaid expenses	—	—
Deposits	—	—
Accounts payable	270,504	60,134
Accrued expenses	(2,297)	(130,558)
Income taxes payable	—	—
Deferred rent obligation	—	—
Total adjustments	—	—

Net cash provided by (used in) operating activities	854,837	(230,153)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(32,375)	(27,817)
Purchases of intangible assets	(58,998)	(20,523)
Proceeds from sale of property and equipment	—	—

Net cash (used in) investing activities	(91,373)	(48,340)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds/Payments on Debt	(251,507)	212,113
Proceeds from exercise of stock options	1,092	—

Net cash (used in) provided by financing activities	(250,413)	212,113

NET INCREASE (DECREASE) IN CASH	513,051	(66,380)
CASH, BEGINNING OF YEAR	354,058	420,438

CASH, END OF YEAR	$867,109	$354,058

4

CIRRONET INC.

NOTES TO FINANCIAL STATEMENTS

1. INTERIM FINANCIAL STATEMENTS

These unaudited interim financial statements should be read in conjunction with our audited financial statements and the notes thereto for the years ended August 31, 2005 and 2004.

5

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information as of May 31, 2006 and for the nine months ended May 31, 2006 and the year ended August 31, 2005 is presented to show the impact on the Company’s historical financial position and results of operations of:

•	the acquisition of Cirronet; and

•	the issuance of shares of the Company’s common stock and cash to the former shareholders of Cirronet in connection with the Merger.

As a result of the Merger, former shareholders of Cirronet received approximately 709,000 shares of the Company’s common stock with a market value of $5.656 per share, or approximately $4,013,000, and approximately $7,451,000 in cash, plus cash paid for fractional share interests. Also, a promissory note from the Company for $3,000,000 was issued to the former Cirronet shareholders. Former Cirronet stock option holders received stock options for 1,089,468 shares of the Company’s common stock. The aggregate in-the-money value of these options of approximately $4,736,000 is based on the $5.656 market value of the Company’s common stock and the average strike price of $1.309 per option. This approximates the fair value calculation using Black-Scholes. The market value of the Company’s common stock was based upon the 20 consecutive trading day average sales price of the Company’s common stock ending on and including the second trading day immediately prior to the date of the definitive agreement for the Merger, August 24, 2006. The Merger Agreement also calls for a potential earn-out payment of $4,800,000. This is not included in the pro forma statements because it is contingent on future revenue and margin levels.

The unaudited Pro Forma Condensed Consolidated Balance Sheets reflect the historical position of the Company and Cirronet at May 31, 2006 and June 30, 2006, respectively, with pro forma adjustments based on the assumption that the Merger was completed on May 31, 2006. The pro forma adjustments are based on the purchase method of accounting. The unaudited Pro Forma Condensed Consolidated Statements of Earnings assume that the Merger was consummated on September 1 of the earliest indicated period. The adjustments are based on information available and certain assumptions that the Company believes are reasonable. The adjustments do not include any restructuring costs. The final allocation of the purchase price for Cirronet will be determined after the completion of thorough analyses to determine the fair values of Cirronet’s tangible and identifiable intangible assets and liabilities as of the date of the Merger. Any change in the fair value of the net assets of Cirronet will change the amount of the purchase price allocable to goodwill. In addition, the final adjustments may be different from the unaudited pro forma adjustments presented herein.

The following information should be read in conjunction with and is qualified in its entirety by the Company’s consolidated financial statements and accompanying notes.

The unaudited pro forma condensed consolidated financial information is intended for informational purposes and is not necessarily indicative of the future financial position or future operating results of the combined company or of the financial position or operating results of the combined company that would have actually occurred had the Merger been in effect as of the date or for the periods presented.

On September 6, 2006, the Company acquired Caver-Morehead Services, Inc. (“Caver-Morehead”). Like Cirronet, Caver-Morehead is privately-held. In the year ending December 31, 2005, Caver-Morehead had sales of $1.7 million. The following unaudited pro forma condensed consolidated financial information does not take into consideration the historical operations of Caver-Morehead.

RF MONOLITHICS, INC. AND CIRRONET, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

As of May 31, 2006 for RF Monolithics and June 30, 2006 for Cirronet

(In Thousands)

	RF Monolithics May 31, 2006	Cirronet June 30, 2006	Pro Forma Adjustments	Note Reference	Pro Forma Combined
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,806	$867	$—		$6,673
Trade receivables - net	8,532	961	—		9,493
Inventories - net	9,005	1,285	—		10,290
Prepaid expenses and other	369	262	—		631

Total current assets	23,712	3,375	—		27,087

PROPERTY AND EQUIPMENT - Net	6,381	272	158	(B)	6,811

GOODWILL			4,594	(E)	4,894
			300	(F)

OTHER INTANGIBLES			11,954	(C)	11,954

OTHER ASSETS - Net	620	320	—		940

TOTAL	$30,713	$3,967	$17,006		$51,686

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable - trade	$4,225	$938	$—		$5,163
Accrued expenses and other current liabilities	1,888	262	300	(F)	2,450

Total current liabilities	6,113	1,200	300		7,613

LONG-TERM DEBT			10,451	(D)	10,451

OTHER LIABILITIES	128	273	—		401

STOCKHOLDERS' EQUITY:
Common stock:	8	66	(66)	(A)	9
			1	(D)
Additional paid-in capital	37,945	1,375	(1,375)	(A)	46,693
			8,748	(D)
Common stock warrants	85	—	—		85
Treasury stock, 36 common shares at cost	(227)	—	—		(227)
Accumulated earnings (deficit)	(13,325)	1,053	(1,053)	(A)	(13,325)
Unearned compensation	(14)	—	—		(14)

Total stockholders' equity	24,472	2,494	6,255		33,221

TOTAL	$30,713	$3,967	$17,006		$51,686

RF MONOLITHICS, INC. AND CIRRONET, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

Fiscal reporting periods:

The Company has a fiscal year end of August 31st, with quarterly reporting periods of November 30th, February 28th and May 31st. The most recent interim date to the Merger is May 31, 2006 and thus the Balance Sheet date used for reporting the Company on this pro forma statement. Cirronet has reporting based on a calendar year. The closest calendar quarterly period to the May 31, 2006 period used by the Company is June 30, 2006 and thus the date used for reporting Cirronet on this pro forma statement.

(A)	To eliminate Cirronet's historical stockholders' equity accounts.

(B)	Estimated write-up of fixed assets to fair value.

(C)	Recognize estimated values of Cirronet intangibles determined by business valuation firm.

Non-compete agreements	$18
Trademark	1,480
Contractual backlog	409
Customer relationships	3,370
Technology	6,677

$11,954

(D)	Consideration given to purchase Cirronet.

Company common stock (709,462 shares @ $5.656) - $.001 Par	$1
Company common stock (709,462 shares @ $5.656) - Paid in Capital	4,012
Value of Company stock options to replace Cirronet stock options	4,736
Cash (borrowed from bank line of credit)	7,451
Promissory note to Cirronet shareholders	3,000

$19,200

(E)	Goodwill calculation.

Consideration given to purchase Cirronet (see note (D))	$19,200
Minus the Cirronet equity	(2,494)
Minus the write-up of fixed assets to fair market value	(158)
Minus the value of Intangibles (see note (C))	(11,954)

$4,594

(F)	Estimated direct costs related to the business combination (legal fees, appraisals, etc.)

RF MONOLITHICS, INC. AND CIRRONET, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

For the Nine Months ended May 31, 2006 for RF Monolithics and June 30, 2006 for Cirronet

(In Thousands, Except Per-Share Amounts)

	RF Monolithics Nine Months Ended May 31, 2006	Cirronet Nine Months Ended June 30, 2006	Pro Forma Adjustments	Note Reference	Pro Forma Combined
SALES	$39,685	$9,261	$—		$48,946

COST OF SALES	28,312	5,479	—		33,791

GROSS PROFIT	11,373	3,782	—		15,155

OPERATING EXPENSES:
Research and development	3,450	1,351	702	(A)	5,503
Sales and marketing	4,865	1,475	319	(A)	6,659
General and administrative	2,446	850	—		3,296

Total operating expenses	10,761	3,676	1,021		15,458

INCOME FROM OPERATIONS	612	106	(1,021)		(303)

OTHER INCOME (EXPENSE):
Interest income	147	—	—		147
Interest expense	(48)	(57)	(582)	(B)	(687)
Other	(184)	—	—		(184)

Total other income (expense)	(85)	(57)	(582)		(724)

INCOME BEFORE INCOME TAXES	527	49	(1,603)		(1,027)

INCOME TAX EXPENSE (BENEFIT)	23	1	—	(C)	24

NET INCOME	$504	$48	$(1,603)		$(1,051)

EARNINGS PER SHARE
Basic	$0.06				$(0.12)

Diluted	$0.06				$(0.12)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	7,991				8,673

Diluted	8,376				8,673

See notes to condensed consolidated financial statements.

RF MONOLITHICS, INC. AND CIRRONET, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS–UNAUDITED

For the Nine Months ended May 31, 2006 for RF Monolithics and June 30, 2006 for Cirronet

($ In Thousands)

Fiscal reporting periods:

The Company has a fiscal year end of August 31st, with quarterly reporting periods of November 30th, February 28th and May 31st. The most recent interim date to the Merger is the nine months ended May 31, 2006 and thus the period used for reporting the Company on this pro forma statement. Cirronet has reporting based on a calendar year. The closest interim calendar quarterly period to the May 31, 2006 period used by the Company is June 30, 2006. Therefore, the nine month pro forma period used for Cirronet is the nine months ended June 30, 2006.

(A) Amortization of Cirronet intangibles (other than Goodwill) that were valued at time of acquisition (August 2006) by a business valuation firm. All amounts are estimated.

Intangible	Estimated Fair Value	Useful Life	Current Nine Month Amortization	Expense Classification
Trademark	1,480	Indefinite	$—	N/A
Contractual backlog	409	.75 years	—	Cost of Sales
Technology	202	2 years	76	R & D
Technology	125	3 years	31	R & D
Technology	6,350	8 years	595	R & D
Non-compete agreements	18	5 years	3	Sales & Mkt.
Customer relations	3,370	8 years	316	Sales & Mkt.

Total	$8,566		$1,021

(B) At the time of Merger, the estimated amount of debt needed is $7,478 from bank loans and the issuance of a $3,000 promissory note to the Cirronet shareholders.

Debt	Loan Amount	Interest Rate	Current Nine Month Interest
Bank loans	$7,451	7.8%	436
Cirronet note	3,000	6.5%	146

Total	$10,451		$582

(C) No tax affect from adjustment because of net-operating loss carryforward that has previously been fully reserved for.

RF MONOLITHICS, INC. AND CIRRONET, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

For the Twelve Months ended August 31, 2005 for RF Monolithics and September 30, 2005 for Cirronet

(In Thousands, Except Per-Share Amounts)

	RF Monolithics Twelve Months Ended Aug. 31, 2005	Cirronet Twelve Months Ended Sept. 30, 2005	Pro Forma Adjustments	Note Reference	Pro Forma Combined
SALES	$46,222	$10,225	$—		$56,447

COST OF SALES	33,020	6,139	409	(A)	39,568

GROSS PROFIT	13,202	4,086	(409)		16,879

OPERATING EXPENSES:
Research and development	4,381	1,832	937	(A)	7,150
Sales and marketing	5,386	2,020	424	(A)	7,830
General and administrative	2,962	1,081	—		4,043

Total operating expenses	12,729	4,933	1,361		19,023

INCOME FROM OPERATIONS	473	(847)	(1,770)		(2,144)

OTHER INCOME (EXPENSE):
Interest income	87	3	—		90
Interest expense	(96)	(16)	(776)	(B)	(888)
Other	(20)	7	—		(13)

Total other income (expense)	(29)	(6)	(776)		(811)

INCOME BEFORE INCOME TAXES	444	(853)	(2,546)		(2,955)

INCOME TAX EXPENSE (BENEFIT)	(40)	(7)	—	(C)	(47)

NET INCOME	$484	$(846)	$(2,546)		$(2,908)

EARNINGS PER SHARE

Basic	$0.06				$(0.34)

Diluted	$0.06				$(0.34)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:

Basic	7,861				8,544

Diluted	8,310				8,544

See notes to condensed consolidated financial statements.

RF MONOLITHICS, INC. AND CIRRONET, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

For the Twelve Months ended August 31, 2005 for RF Monolithics and September 30, 2005 for Cirronet

($ In Thousands)

Fiscal reporting periods:

The Company has a fiscal year end of August 31st, with quarterly reporting periods of November 30, February 28th and May 31st. The most recent annual reporting period (prior year) to the Merger is August 31, 2005 and thus the period used for reporting the Company on this pro forma statement. Cirronet has reporting based on a calendar year. The closest interim calendar quarterly period to the August 31, 2005 period used by the Company is September 30, 2005. Therefore, the twelve month pro forma period used for Cirronet is the twelve months ended September 30, 2005.

(A)	Amortization of Cirronet intangibles (other than Goodwill) that were valued at time of acquisition (August 2006) by a business valuation firm. All amounts are estimated.

Intangible	Estimated Fair Value	Useful Life	Annual Amortization	Expense Classification
Trademark	1,480	Indefinite	$—	N/A
Contractual backlog	409	.75 years	409	Cost of Sales
Technology	202	2 years	101	R & D
Technology	125	3 years	42	R & D
Technology	6,350	8 years	794	R & D
Non-compete agreements	18	5 years	3	Sales & Mkt.
Customer relations	3,370	8 years	421	Sales & Mkt.

Total	$11,954		$1,770

(B)	At the time of Merger, the estimated amount of debt needed is $7,478 from bank loans and the issuance of a $3,000 promissory note to the Cirronet shareholders.

Debt	Loan Amount	Interest Rate	Annual Interest
Bank loans	$7,451	7.8%	581
Cirronet note	3,000	6.5%	195

Total	$10,451		$776

(C) No tax affect from adjustment because of net-operating loss carryforward that has previously been fully reserved for.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF MONOLITHICS, INC.

By:	/s/ Harley E Barnes III
Name:	Harley E Barnes III
Its:	Chief Financial Officer

Dated: November 14, 2006